EXHIBIT 10.1


                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                                  XSVOICE, INC.


                                       AND


                                  UPSNAP, INC.




                           DATED AS OF JANUARY 6, 2006

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.    PURCHASE OF ASSETS...............................................1

     1.1      Purchase and Sale of Assets......................................1
     1.2      Excluded Assets..................................................2
     1.3      Nonassignable Contracts..........................................3

ARTICLE II.   ASSUMPTION OF LIABILITIES........................................4

     2.1      Assumed Liabilities..............................................4
     2.2      Retained Liabilities.............................................4

ARTICLE III.  PURCHASE PRICE...................................................5

     3.1      Purchase Price...................................................5
     3.2      Resale and Registration of Shares................................6
     3.3      Tax Free Reorganization..........................................7
     3.4      Guaranty of Revenues.............................................7

ARTICLE IV.   THE CLOSING......................................................8

     4.1      Date of Closing..................................................8

ARTICLE V.    REPRESENTATIONS AND WARRANTIES...................................9

     5.1      Representations and Warranties of Seller.........................9
     5.2      Representations and Warranties of Purchaser.....................14

ARTICLE VI.   DOCUMENTS TO BE DELIVERED AT THE CLOSING........................16

     6.1      Documents to be Delivered by the Seller.........................16
     6.2      Documents to be Delivered by Purchaser..........................17

ARTICLE VII.  POST-CLOSING COVENANTS..........................................18

     7.1      Discharge of Business Obligations...............................18
     7.2      Maintenance of Books and Records................................18
     7.3      Payments Received...............................................18
     7.4      Use of Name.....................................................19
     7.5      UCC Matters.....................................................19
     7.6      Financial Statements............................................19
     7.7      Post-Closing Notifications......................................19
     7.8      Certain Tax Matters.............................................19
     7.9      Insurance.......................................................20
     7.10     SEC Filings.....................................................20

ARTICLE VIII. SURVIVAL AND INDEMNIFICATION....................................20

     8.1      Survival of Representations, Warranties, and Covenants..........20
     8.2      Limitations on Liability........................................20
     8.3      Indemnification.................................................21
     8.4      Defense of Claims...............................................21

ARTICLE IX.   MISCELLANEOUS PROVISIONS........................................22

     9.1      Arbitration.....................................................22
     9.2      Specific Performance............................................23
     9.3      Notices.........................................................23
     9.4      Expenses........................................................24
     9.5      Successors and Assigns..........................................24
     9.6      Waiver..........................................................24
     9.7      Entire Agreement................................................25
     9.8      Amendments and Supplements......................................25
     9.9      Rights of the Parties...........................................25
     9.10     Brokers.........................................................25
     9.11     Further Assurances..............................................25
     9.12     Governing Law...................................................25
     9.13     Severability....................................................25
     9.14     Counterparts....................................................26
     9.15     Titles and Headings.............................................26
     9.16     Passage of Title and Risk of Loss...............................26
     9.17     Certain Interpretive Matters and Definitions....................26

                      EXHIBIT AND DISCLOSURE SCHEDULE LIST
                      ------------------------------------

Exhibits
--------

Exhibit A     Escrow Agreement


Schedules
---------

Receivables Schedule
Contracts Schedule
Personal Property Schedule
Intellectual Property Schedule
Prepaid Items Schedule
Insurance Schedule
Claims Schedule
Required Consents Schedule

                            ASSET PURCHASE AGREEMENT
                            ------------------------


     This Asset Purchase Agreement (the "Agreement") is made and entered into as of the 6th day of January, 2006, by and between UPSNAP, INC., a Nevada corporation ("Purchaser"), and XSVOICE, INC., a Tennessee corporation ("Seller"). Buyer and Seller are also referred to collectively herein as the "Parties" and individually herein as a "Party."

                                   RECITALS:
                                   ---------

     WHEREAS, Seller has engaged in the business of developing and delivering wireless platforms and applications (the "Business");

     WHEREAS, Seller, through its Board of Directors and stockholders, has determined that it is in its best interests to sell the Business and substantially all of the Seller's assets to Buyer;

     WHEREAS, on the terms and subject to the conditions contained in this Agreement, Seller desires to sell, transfer, and assign to Purchaser, and Purchaser desires to purchase from Seller, all of the Purchased Assets (as hereinafter defined),

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby covenant and agree as follows:

                                   ARTICLE I.

                               PURCHASE OF ASSETS
                               ------------------

     1.1 Purchase and Sale of Assets. On the terms and subject to the conditions hereof, at the Closing (as hereinafter defined), Seller will sell, transfer, convey, assign, and deliver to Purchaser, and Purchaser will purchase and accept, all right, title, and interest of Seller, in and to all rights, properties, and assets of Seller of every kind, character, and description used or useful in connection with the conduct of the Business or otherwise arising out of the conduct of the Business, in each case free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions, and encumbrances of any nature (collectively, "Liens") except Permitted Liens (as hereinafter defined), including the rights, properties, and assets described in this Section 1.1 (collectively, the "Purchased Assets"):

          1.1.1 Accounts Receivable. All accounts or notes receivable of, and any other amounts due to, Seller arising out of the operation of the Business, including such of the foregoing as are listed on the Accounts Receivable Schedule attached hereto (the "Receivables Schedule");

          1.1.2 Contract Rights. All rights and incidents of interest as of the date hereof in and to all contracts, agreements, leases, licenses, joint ventures, purchase orders (as vendor or purchaser), commitments, and other agreements and arrangements, whether oral or written of Seller used or useful in the Business (individually a "Contract" and collectively, "Contracts"), including such of the foregoing as are described on the Contracts Schedule attached hereto (the "Contracts Schedule");

          1.1.3 Tangible Personal Property. All machinery and equipment, maintenance parts, furniture, fixtures, vehicles, leasehold improvements, and all other tangible personal property, wherever located (collectively, the "Tangible Personal Property"), including the tangible personal property listed on the Tangible Personal Property Schedule attached hereto (the "Personal Property Schedule");

          1.1.4 Manufacturers' and Vendors' Warranties. All rights under manufacturers' and vendors' warranties relating to items included in the Purchased Assets and all similar rights against third persons relating to items included in the Purchased Assets;

          1.1.5 Intellectual Property. All right, title, and interest in and to all domestic and foreign letters patent, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademarks, registered copyrights, service marks, trademark registrations and applications, service mark registrations and applications, all Seller's rights to the name XSVoice, and any derivatives thereof and copyright registrations and applications, owned or used by Seller in the operation of the Business, including those listed or described on the Intellectual Property Schedule attached hereto (the "Intellectual Property Schedule"), and all trade secrets, technical knowledge, know-how, and other confidential proprietary information and related ownership, use, and other rights of Seller (collectively, the "Intellectual Property");

          1.1.6 Books and Records. All the books and records of Seller, including all books and records relating to employees, the purchase of materials, supplies, and services, financial, accounting, operations matters, product, research and development, manufacture and sale of products, and all customer and vendor lists relating to the operation of the Business and all files and documents (including credit information) relating to customers and vendors of the Business (provided that Seller may keep duplicate copies of any records required to be retained by Seller under applicable Law);

          1.1.7 Prepaid Items. All prepaid items, deposits, costs, and fees ("Prepaid Items") including such of the foregoing as are listed on the Prepaid Items Schedule attached hereto (the "Prepaid Items Schedule"); and

          1.1.8 Insurance. All contracts of insurance of Seller ("Insurance Contracts") including the Insurance Contracts listed on the Insurance Contracts Schedule (the "Insurance Schedule").

          1.1.9 The Mobile Broadcast Network. All assets and rights in or relating to the Mobile Broadcast Network (the "MBN").

     1.2 Excluded Assets. Notwithstanding anything contained in this Agreement to the contrary, the following rights, properties, and assets (collectively, the "Excluded Assets") will not be included in the Purchased Assets:

          1.2.1 Corporate Documents. Seller's corporate seal, minute books, charter documents, corporate stock record books, and such other books and records as pertain to the organization, existence, or share capitalization of Seller and duplicate copies of such records included in the Purchased Assets as are necessary to enable Seller to file its tax returns and reports or as are otherwise required to be retained by Seller under applicable Law, and any other records or materials relating to Seller generally and not involving or relating to the Purchased Assets or the operation or operations of the Business;

          1.2.2 Employee Benefit Plans. Each and every Employee Benefit Plan (as hereinafter defined) and any and all assets and related trusts thereof;

          1.2.3 Tax Refunds. Seller's rights to receive any refund attributable to, or right of offset against, any Taxes (as hereinafter defined) with respect to the Business attributable to periods ending on or prior to the Closing Date or to the pre-Closing portion of any taxable period that includes but does not end on the Closing Date;

          1.2.4 Rights under this Agreement. Seller's rights arising out of or relating to this Agreement or the transactions contemplated hereby;

          1.2.5 Cash; Cash and Stock Consideration; Other Excluded Assets. All of the Seller's cash and cash equivalents on hand and/or in banks ("Cash"), the Cash Consideration and Stock Consideration and the November 2005 account receivable from Nextel Communications ("Nextel") in the amount of $59,136.43.

     1.3  Nonassignable Contracts

          1.3.1 Nonassignability. Without limiting or otherwise affecting the rights of Purchaser pursuant to Article VIII, to the extent that any Contract or Insurance Contract to be assigned pursuant to the terms of Section 1.1 is not capable of being assigned (each, a "Nonassignable Contract"), without the consent, approval, or waiver of any Person (including a Governmental Entity), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any applicable foreign or United States federal, state, or local law, statute, ordinance, regulation, order, writ, injunction, or decree ("Law"), nothing in this Agreement will constitute an assignment or require the assignment thereof prior to the time at which all consents, approvals, and waivers necessary for such assignment shall have been obtained.

          1.3.2 Seller to Use Best Efforts. Notwithstanding anything contained in this Agreement to the contrary, Seller will not be obligated to assign to Purchaser, any of its rights or obligations in, to, or under any of the Nonassignable Contracts without first having obtained all consents, approvals, and waivers necessary for such assignment; provided, however, that Seller shall use its best efforts to obtain all such consents, approvals, and waivers prior to and after the Closing Date; and provided, further, that Seller shall not be required to make any payments in connection with any such assignment (other than in respect of obligations then due under any such Contract).

          1.3.3 If Waivers or Consents Cannot Be Obtained. To the extent and for so long as all consents, approvals, and waivers required for the assignment of any Nonassignable Contracts shall not have been obtained by Seller, Seller shall use its best efforts to, (a) provide to Purchaser the financial and business benefits of any such Nonassignable Contract and (b) enforce, at the request of Purchaser, for the account of Purchaser, any rights of Seller arising from any such Nonassignable Contract (including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser). Following the

Closing, Seller shall not terminate, modify, or amend any Nonassignable Contract without Purchaser's prior written consent.


                                   ARTICLE II.

                            ASSUMPTION OF LIABILITIES
                            -------------------------

     2.1 Assumed Liabilities. Except as specifically set forth herein, no liabilities will be assumed by Purchaser. Purchaser will assume the following liabilities (the "Assumed Liabilities"):

          2.1.1 all executory obligations of Seller in respect of the Contracts described in the Contracts Schedule except that Purchaser shall not assume or agree to pay, discharge, or perform any:

          (a) liabilities and obligations under any Nonassignable Contract, Insurance Contract or Permit, except to the extent Purchaser has realized the corresponding financial and business benefits and other rights thereunder as contemplated by Section 1.3.3; or

          (b) liabilities or obligations arising out of any breach by Seller of any provision of any contract referred to in this Section 2.1.1(b), including liabilities or obligations arising out of Seller's failure to perform any contract in accordance with its terms prior to the Closing.

          2.1.2 all liabilities and obligations of Seller pursuant to and under those certain promissory notes dated _________, (the "Notes") issued by the Seller to Nextel; provided, however, that in no event shall the Purchaser be liable to repay an amount exceeding $113,500 in the aggregate under the Notes; and provided, further, that it is understood that Purchaser will seek to negotiate terms with Nextel.

     2.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Purchaser will not assume or agree to pay, satisfy, discharge, or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge, or perform, any liability, obligation, or indebtedness of Seller, whether primary or secondary, direct or indirect, other than the Assumed Liabilities. Seller will retain and pay, satisfy, discharge, and perform in accordance with the terms thereof, all liabilities and obligations other than the Assumed Liabilities to the extent specifically provided in Section 2.1, including those set forth below (such liabilities and obligations retained by Seller being referred to herein as the "Retained Liabilities"):

          2.2.1 all liabilities or obligations of Seller or any predecessor or Affiliate thereof which relate to any of the Excluded Assets;

          2.2.2 all liabilities or obligations of Seller or any predecessor or Affiliate thereof for or relating to Taxes, whether relating to or arising out of the Business, the Purchased Assets or otherwise, fixed or contingent, disclosed or undisclosed, and with respect to any Transfer Tax (as hereinafter defined) arising from or in connection with the transfer or the sale of the Business, Purchased Assets or the Assumed Liabilities;

          2.2.3 all liabilities or obligations of Seller arising out of or relating to this Agreement or the transactions contemplated hereby (including any prior efforts to sell or otherwise dispose of the Purchased Assets or the Business or any portion thereof), and all liabilities or obligations for any legal, accounting, investment banking, brokerage, or similar fees or expenses incurred by Seller in connection with, resulting from, or attributable to, the transactions contemplated by this Agreement;

          2.2.4 subject to Section 2.1 all liabilities or obligations for any indebtedness for borrowed money incurred with respect to the Business prior to the Closing Date;

          2.2.5 all liabilities and obligations of Seller or any predecessor or Affiliate of Seller resulting from, caused by, or arising out of, directly or indirectly, the conduct of the Business or ownership or lease of any of the Purchased Assets or any properties or assets previously used in the Business at any time prior to or on the Closing Date as constitute, may constitute, or are alleged to constitute a tort, breach of contract, or violation or requirement of any Law, or which relate to, result in, or arise out of, the existence or imposition of any liability or obligation to remediate or contribute or otherwise pay any amount under or in respect of any environmental, superfund, or other environmental cleanup or remedial Laws, occupational safety and health Laws, or other Laws;

          2.2.6 all claims for severance, other employee benefits (including benefits mandated by Law), or other compensation or damages by or on behalf of any employees (present or former), agents, or independent contractors of Seller or by or on behalf of any Governmental Entity in respect of employees (present or former), agents, or independent contractors of Seller involving any alleged employment loss, violation of any Law, or termination of employment actually or constructively (by operation of Law or pre-existing contract, including any liability for severance), all liabilities and obligations of Seller or any predecessor or Affiliate of Seller with respect to employees (present or former), agents, or independent contractors of Seller under any Employee Benefit Plan, or in respect of payments for unemployment compensation or unemployment insurance, all liabilities and obligations with respect to physical, mental, or other health conditions of employees (present or former), agents, or independent contractors of Seller existing prior to or at the Closing and all other obligations in respect of employees (present or former), agents, or independent contractors of Seller relating to periods of employment ending on or prior to the Closing Date;

          2.2.7 all liabilities and obligations with respect to any and all accrued and unpaid Tennessee personal property or other tax, and any interest and penalty payments thereon, owed by Seller to the appropriate taxing authority in the State of Tennessee.


                                  ARTICLE III.

                                 PURCHASE PRICE
                                 --------------

     3.1 Purchase Price. In addition to assuming the Assumed Liabilities, Purchaser will pay for the Purchased Assets an aggregate purchase price consisting of (i) $198,828.81 in cash, which shall be paid to Seller on the Closing Date by wire transfer or certified check of immediately available funds to such account as shall have been designated by Seller to Purchaser prior to the Closing (the "Closing Payment"); (ii) an additional $500,000 to be delivered to Seller if and when a majority of Purchaser's Series A Warrants are exercised or at least $3,200,000 of additional equity capital has been raised by Purchaser within 12 months from Closing (the "Warrant Payment" and collectively with the Closing Payment the "Cash Consideration"). Amounts received in respect to the Warrant Payment will be placed in an escrow account pursuant to the terms of the Escrow Agreement (as hereinafter defined); (iii) 2,258,470 unregistered shares of Purchaser's common stock (the "Stock Consideration") to be delivered to Seller promptly after the Closing, (at the Closing Purchaser shall deliver to Seller an acknowledgement from Purchaser's transfer agent of instructions to deliver certificates representing the shares), valued at $5,735,000 based on a share price (the "Share Price") determined by the average closing price over the 15 trading days preceding Closing, 590,710 of these shares to be held by Lassiter, Tidwell & Hildebrand, PLLC (the "Escrow Agent") pursuant to the terms of the Escrow Agreement to be executed by and among Seller, Purchaser, and the Escrow Agent in the form of Exhibit A attached hereto (the "Escrow Agreement");

     3.2 Resale and Registration of Shares. All shares part of the Stock Consideration shall be "restricted," as such term is used in Rule 144, promulgated under the United States Securities Act of 1933, as amended (the "1933 Act") and the certificates representing the same shall contain the following legend:

          "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS."

It is understood that "stop transfer" orders will be placed with the transfer agent with respect to the Stock Consideration in accordance with normal practices for restricted shares.

     If at any time or times, the Purchaser shall determine to register any of its shares of common stock (the "Common Stock") that are held by Richard Jones or Tony Philipp, under the 1933 Act and other than on Forms S-4 or S-8 or any successor forms, the Purchaser will give prompt written notice thereof to all holders who own Registrable Shares (the "Holders"). For purposes of this Agreement, "Registrable Shares" means all shares of Purchaser's Common Stock that are being issued pursuant to the Agreement. Upon the written request of any Holders, given within fifteen (15) days after receipt of any such notice, the Purchaser will use its reasonable best efforts to afford such Holders the opportunity to include that amount of Registrable Securities which such Holder has requested to be registered to be included in the Purchaser's registration statement ("Registration Statement"), all to the extent requisite to permit the sale or other disposition of such Registrable Securities; provided, however, that if the Purchaser proposes to register less than all of the shares owned by Richard Jones and Tony Philipp, then the Purchaser shall be obligated to include only the same percentage of Registrable Shares as the percentage of shares held by Richard Jones and Tony Philipp as are being registered. In addition, the Holders acknowledge that, subject to the treatment of the Richard Jones and Tony Philipp shares on the same basis, the Purchaser, in its discretion, may elect not to file the Registration Statement or may elect to withdraw the Registration Statement after it has been filed. In connection with any such registration, the undertakings, indemnification and expense shares shall be upon the same terms as are typical of selling shareholders in a secondary registration and as may be required of Richard Jones and Tony Philipp as a condition of such registration.

     It is understood that the Seller and or its shareholders will be able to resell their shares of Common Stock in accordance with and subject to Rule 144, promulgated under the 1933 Act after a holding period of two years, computed in accordance with such rule, without limit as permitted under Rule 144(k).

     3.3 Tax Free Reorganization. It is the intent of both Purchaser and Seller to effectuate a type-C tax free reorganization pursuant to Section 368(a)(1)(C) of the Internal Revenue Code (the "Code").


     3.4  Guaranty of Revenues . The assets held in escrow pursuant to Section
3.1 of the Agreement shall be released to the Seller as the cumulative or year-to-date revenues of the Business conducted with the Purchased Assets ("Revenues") achieve target levels or tiers of revenue. "Revenues" shall be defined as the gross revenue, meaning revenues generated, directly or indirectly, from any and all sources, uses or exploitation of the Purchased Assets and/or Business, including, without limitation, subscription revenue, advertising revenue or licensing revenue, less carrier share, transaction fees, refunds, and write-off or chargebacks, but shall not include any amounts received where there is an obligation to reimburse or otherwise credit customers for such amounts. The target levels of Revenues that must be achieved (in the aggregate) in order for the assets to be released are set forth in the following table (the "Target Revenue Table"):

     -------- ------------------------------ --------------------------------
               LOWER THRESHOLD OF REVENUES    UPPER THRESHOLD OF REVENUES
                      (YEAR-TO-DATE)                (YEAR-TO-DATE)
     -------- ------------------------------ --------------------------------
     Tier #1         $   140,000.00                $   165,000.00
     -------- ------------------------------ --------------------------------
     Tier #2         $   692,500.00                $   805,000.00
     -------- ------------------------------ --------------------------------
     Tier #3         $1,492,500.00                 $1,730,000.00
     -------- ------------------------------ --------------------------------
     Tier #4         $2,517,500.00                 $2,905,000.00
     -------- ------------------------------ --------------------------------

The assets to be released upon the achievement of the target Revenues is set forth in the following table (the "Released Assets Table"):

     -------- ---------------------------------- -----------------------------------
                ASSETS TO BE RELEASED AS LOWER     ASSETS TO BE RELEASED AS UPPER
              THRESHOLD OF REVENUES IS ACHIEVED  THRESHOLD OF REVENUES IS ACHIEVED
     -------- ---------------------------------- -----------------------------------
     Tier #1  15% of Initial Shares(1)           15% of Initial Shares
     -------- ---------------------------------- -----------------------------------
     Tier #2  15% of Initial Shares              15% of Initial Shares
     -------- ---------------------------------- -----------------------------------
     Tier #3  15% of Initial Shares plus         15% of Initial Shares plus
              $100,000 from Warrant Payment      $100,000 from Warrant Payment
     -------- ---------------------------------- -----------------------------------
     Tier #4  5% of Initial Shares plus          Balance of shares plus balance of
              $150,000 from Warrant Payment      cash held in escrow
     -------- ---------------------------------- -----------------------------------

--------------------

1 Initial Shares shall mean shares of stock used to fund the escrow plus any additions thereto via stock dividends, stock splits or otherwise.

As each tier amount is achieved, the applicable number of shares and cash, if applicable, shall be distributed accordingly at that time. There will be no proration based on achieving any amounts other than the specific targeted amounts set forth in the Target Revenue Table. In the event that the Revenues have not reached the target of revenues for a tier by the end of the year, then the lesser of (i) remaining assets in escrow or (ii) assets having a value of $1.5 million (plus sums deposited in escrow from the Warrant Payment), LESS a sum equal to the number of shares distributed to Seller out of the escrow multiplied by $2.54 per share (plus cash sums from Warrant Payment distributed to Seller) shall be transferred to Purchaser and the balance, if any, shall be released to Seller. The escrow shall expire at the earlier of when all assets held in escrow have been distributed or on the one year anniversary of the Closing Date.

Upon a change of control (as defined hereinafter), the Warrant Payment and the shares held in escrow pursuant to Section 3.1 of the Agreement shall be immediately released to the Seller. A "change of control" shall be deemed to have occurred if there is a sale by Purchaser of substantially all of its assets or if any person or persons acting in concert, other than Richard Jones, Tony Philipp and/or members of their Families ("Family" means the heirs, legatees, descendants and blood relatives to the third degree of consanguinity of such individual), together with persons controlled by or under common control of the aforementioned individuals, directly or indirectly acquires, in the aggregate, more than 50% (by number of shares) of the issued and outstanding voting stock of the Purchaser and take effective control over the Purchaser. A change of control shall be deemed to have occurred only if the transaction values the Purchaser at $50,000,000 or more (if a stock transaction for 100% of the stock of Purchaser or its proportionate amount if a lesser percentage of the stock is acquired).


                                   ARTICLE IV.

                                   THE CLOSING
                                   -----------

     4.1 Date of Closing. The consummation of the purchase and sale of the Purchased Assets contemplated hereby (the "Closing") shall take place on or before January 6, 2006, at the offices of Lassiter, Tidwell & Hildebrand, PLLC, 1850 One Nashville Place, 150 Fourth Avenue, North, Nashville, Tennessee 37219-2408. The date on which the Closing is effected is referred to in this

Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Article VI.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     5.1 Representations and Warranties of Seller. Seller makes the following representations and warranties to Purchaser, each of which is true and correct as of the date hereof and shall be unaffected by any investigation heretofore or hereafter made by Purchaser.

          5.1.1 Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee. Seller has the requisite corporate power and authority to own, lease, or otherwise hold the Purchased Assets owned, leased, or otherwise held by it and to carry on the Business as presently conducted by it.

          5.1.2 Good Standing. Seller is in good standing and duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or conduct of its business activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" shall mean any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect (i) on the Purchased Assets or on the financial condition, prospects, financial projections, or results of operations of the Business taken as a whole or (ii) on the ability of Seller to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby.

          5.1.3 Authorization and Effect of Agreement. Seller has the requisite corporate power to execute and deliver this Agreement and the other agreements to be entered into by it pursuant to this Agreement (the "Seller Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by Seller of this Agreement and the Seller Ancillary Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate and shareholder action on the part of Seller. This Agreement and each Seller Ancillary Document have been duly executed and delivered by duly authorized officers of Seller and, assuming the due execution and delivery of this Agreement and, as applicable, any Seller Ancillary Document, by Purchaser, constitutes a valid and binding obligation of Seller enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.1.4 No Restrictions Against Sale of the Purchased Assets; Required Consents. The execution and delivery of this Agreement and each Seller Ancillary Document by Seller does not and the performance by Seller of the transactions contemplated hereby or thereby to be performed by any of them will not (a) conflict with or violate any provision of the articles or certificate of incorporation or by-laws (or other organizational documents) of Seller, (b) except as set forth on the Required Consents Schedule (the "Required Consents Schedule"), conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a benefit under, any provision of any Contract or Permit to which Seller is a party or by which it or any of its properties are bound, (c) constitute a violation of any Law applicable to any of Seller or the Purchased Assets, or (d) result in the creation of any Lien (other than any Permitted Lien) upon any of the Purchased Assets, except in the case of clauses (b) or (c) above, for such conflicts, violations, breaches, defaults, accelerations, terminations, modifications, or cancellations that would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller in connection with the execution and delivery of this Agreement or any Seller Ancillary Document by Seller or the performance by Seller of the transactions contemplated hereby to be performed by it.

          5.1.5 No Third Party Options. There are no existing agreements with, options, or rights of, or commitments to, any person to acquire any of the Purchased Assets or any interest therein, except for those contracts entered into in the normal course of business consistent with past practice with respect to the provision of services by Seller.

          5.1.6 Financial Statements. Intentionally omitted.

          5.1.7 Accounts Receivable. The accounts receivable of Seller listed in the Receivables Schedule are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services, and other business transactions in the ordinary course of business consistent with past practice; and, to the knowledge of the Seller, are not subject to valid defenses, set-offs, or counterclaims.

          5.1.8 Books of Account. The books, records, and accounts of Seller maintained with respect to the Business accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of Seller with respect to the Business. To its knowledge, Seller has not engaged in any transaction with respect to the Business, maintained any bank account for the Business, or used any of the funds of Seller in the conduct of the Business except for transactions, bank accounts, and funds which have been and are reflected in the normally maintained books and records of the Business.

          5.1.9 Contracts and Commitments.

          (a) Except as described on the Contracts Schedule, Seller is not a party to any written or oral:

               (i) employment or consulting Contract with an employee or former employee, director, agent, consultant, or similar representative;

               (ii) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third person which supplies services to the Seller;

               (iii) Contract to sell or supply products or to perform services;

               (iv) Contract granting to any Person a first-refusal, first-offer, or similar preferential right to purchase or acquire any of the Purchased Assets;

               (v) any indenture, mortgage, loan, letter of credit, or other credit Contract under which the Seller has borrowed or is entitled to borrow any money or issued any note, bond, indenture, or other evidence of indebtedness for borrowed money, or any indemnity, guarantee, or other contingent liability in respect of any indebtedness or obligation of any other Person;

               (vi) Contract with any manufacturer's representative, distributor, or other sales agent;

               (vii) Contract under which Seller is (A) a lessee of, or holds or uses, any material machinery, equipment, vehicle, or other tangible personal property owned by any other Person or (B) a lessor of, or makes available for use by any other Person, any material tangible personal property owned by any Seller.

               (viii) management service, investment advisory, investment banking, or other similar Contract;

               (ix) Contract limiting the freedom of Seller to sell any products or services of any other Person, engage in any line of business, or to compete with or obtain products from any other Person;

               (x) Contract pursuant to which Seller has agreed to indemnify or hold harmless any Person;

               (xi) Contract with any officer, director, Affiliate, or stockholder of Seller or with any holder of any securities convertible into or exchangeable or exercisable for any shares of capital stock of Seller;

               (xii) license, franchise, distributorship, or other Contract which relates in whole or in part to any Intellectual Property of or used by Seller in the conduct of the Business; or

               (xiii) material Contract relating to the Business not made in the ordinary course of business.

          (b) Each of the agreements, contracts, and other instruments, documents, and undertakings listed or required to be listed on the Contracts Schedule, under which Purchaser is to acquire rights or obligations hereunder is valid and enforceable in accordance with its terms; Seller is, and to the Seller's knowledge all other parties thereto are, in compliance with the provisions thereof; Seller is not, and to the Seller's knowledge no other party thereto is, in default in the performance, observance or fulfillment of any obligation, covenant, or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, instrument, document, or undertaking, in the reasonable opinion of Seller, contains any contractual requirement with which there is a reasonable likelihood Seller or any other party thereto will be unable to comply. Except as listed on the Contracts Schedule no written or oral agreement, contract, or commitment described or required to be described on the Contracts Schedule the consent of any party to its assignment in connection with the transactions contemplated hereby.

          5.1.10 Title to Assets. Following the Closing, Purchaser will have, good, valid, and marketable title to the Purchased Assets free and clear of all Liens, other than (a) Liens for Taxes, assessments, and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and (b) mechanics', carriers', workmen's, repairmen's, and other like Liens arising or incurred in the ordinary course of business consistent with past practice. The items referred to in clauses (a) and (b) of the immediately preceding sentence are hereinafter referred to as "Permitted Liens."

          5.1.11 Intellectual Property. The Intellectual Property includes all of the intellectual property rights owned or licensed by Seller and/or used in the operation of the Business. Seller has good, marketable, and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property, free and clear of all Liens, and to transfer the same to Purchaser and no Person other than Seller has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market, or exploit the Intellectual Property or any portion thereof. There are no pending, or to the knowledge of the Seller, threatened actions of any nature affecting the Intellectual Property. Except as set forth on the Claims Schedule (as defined in Section 5.1.13), and to the knowledge of the Seller, there exists no reasonable basis upon which any claim may be asserted against Seller for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how, or other confidential proprietary information held or owned by another Person. All letters patent, registrations, and certificates issued by any Governmental Entity relating to any of the Intellectual Property and all licenses and other Contracts pursuant to which Seller uses any of the Intellectual Property, are valid and subsisting, have been properly maintained. Neither Seller (nor to the knowledge of the Seller, any other Person), is in default or violation thereunder.

          5.1.12 Sufficiency and Condition of Assets. The Purchased Assets constitute all of the rights, properties, and assets of every kind, character, and description, wherever located and whether tangible or intangible, real or personal, or fixed or contingent, that are reasonably necessary to operate the business as currently conducted by Seller. All the Purchased Assets are in reasonably good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business. No person other than Seller owns any equipment or other tangible assets or properties situated on the premises of Seller or reasonably necessary to the operation of the Business, and no Affiliates of Seller are engaged in the conduct of the Business as now conducted.

          5.1.13 Litigation; Decrees. There are no judicial or administrative actions, proceedings, or investigations pending or, to the Seller's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Seller in connection with this Agreement. Except as listed or described on the Claims Schedule, attached hereto (the "Claims Schedule"), there are no (i) lawsuits, claims, administrative, or other proceedings or investigations relating to the conduct of the Business pending or, to the Seller's knowledge, threatened by, against, or affecting Seller, or any of the Purchased Assets or (ii) judgments, orders, or decrees of any Governmental Entity binding on the Seller, or any of the Purchased Assets.

          5.1.14 Compliance With Law. To its knowledge, Seller has complied in all material respects with each Law to which Seller or its business, operations, assets, or properties is subject and is not currently in violation in any material respects of any of the foregoing.

          5.1.15 Taxes.

          (a) All Tax Returns (as hereinafter defined) that are required to be filed on or before the date hereof by Seller have been duly filed on a timely basis with the appropriate federal, state, local, and foreign governments or foreign agencies. All such Tax Returns were complete and accurate in all material respects. All Taxes owed by Seller have been paid by it, whether or not such Taxes are disputed. Seller has not executed or filed with the IRS or any other taxing authority any agreement extending the period for filing any Tax Return.

          (b) No claim for assessment or collection of Taxes has been asserted against Seller. Seller is not a party to any pending action, proceeding, audit, or investigation by any Governmental Entity for the assessment or collection of Taxes nor does the Seller have knowledge of any such threatened action, proceeding, or investigation.

          (c) Seller has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor, or other third Person.

          (d) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, custom duties, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, ad valorem stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, fine or addition thereto, whether disputed or not and shall include any transferee or successor liability in respect of Taxes, any liability under a tax sharing arrangement or tax indemnity agreement, or otherwise. The term "Tax Return" means any return, declaration, report, claim for refund, or separate election information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          5.1.16 Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in any document, list, certificate, or other instrument furnished or to be furnished by or on behalf of the Seller to Purchaser or any of its representatives in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order fully and fairly to provide the information required to be provided in any such document, list, certificate, or other instrument.

          5.1.17 Acquisition of Shares. Seller is acquiring an interest in the Stock Consideration acquired or to be acquired under the terms of this Agreement for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof, except a distribution to shareholders of Seller in accordance with a plan of reorganization under applicable laws of the State of Tennessee and with the criteria for a type-C reorganization pursuant to Section 368(a)(1)(C) of the Code. Seller (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Stock Consideration and is capable of bearing the economic risks of such investment. Seller acknowledges and agrees that prior to the date hereof each such party has carefully reviewed Purchaser's Annual Report on Form 10-KSB for the period ended September 30, 2005, as amended by the amendment filed on December 29, 2005 (the "SEC Reports"). Seller had reasonable time and opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and the transactions contemplated hereby and to obtain any additional information from the Purchaser. Seller acknowledges and agrees that the Stock Consideration acquired or to be acquired under the terms of this Agreement has not been registered under the 1933 Act or any applicable state securities or "blue sky" laws and that such shares of Stock Consideration must be held indefinitely unless subsequently registered under the 1993 Act and all applicable state securities and "blue sky" laws or unless an exemption from such registration is available. Seller's distribution of Shares is conditioned on the distribution of shares satisfying the terms of Section 3.1 of the Agreement.

          5.1.18 Commissions and Finders Fees. Neither the Seller nor any Person acting on the behalf of the Seller has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any Person.

     5.2 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties to the Seller each of which is true and correct as of the date hereof and shall be unaffected by any investigation heretofore or hereafter made by the Seller.

          5.2.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease, or otherwise hold its properties and assets and to carry on its business as presently conducted.

          5.2.2 Authorization and Effect of Agreement. Purchaser has the requisite corporate power to execute and deliver this Agreement and the other agreements to be entered into by it pursuant to the terms of this Agreement (the "Purchaser Ancillary Documents") and to perform the transactions contemplated hereby and thereby to be performed by it. The execution and delivery by Purchaser of this Agreement and the Purchaser Ancillary Documents and the performance by it of the transactions contemplated hereby and thereby to be performed by it have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and each Purchaser Ancillary Document have been duly executed and delivered by duly authorized officers of Purchaser and, assuming the due execution and delivery of this Agreement and, as applicable, any Purchaser Ancillary Document, by the Seller, constitutes a valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar Laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          5.2.3 No Restrictions Against Purchase of the Assets. The execution and delivery of this Agreement and each Purchaser Ancillary Document by Purchaser does not, and the performance by Purchaser of the transactions contemplated hereby or thereby to be performed by it will not, (a) conflict with or violate the certificate or articles of incorporation (or other organizational documents) or by-laws of Purchaser, (b) conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, any provision of any contract or permit to which Purchaser is a party or by which it is bound, or (c) constitute a violation of any Law, except in the case of clauses (b) or (c) above, for such conflicts, violations, breaches, or defaults that would not, individually or in the aggregate, (i) materially impair the ability of Purchaser to perform its obligations hereunder or (ii) prevent or materially delay the consummation of the purchase and sale of the Purchased Assets contemplated hereby. No consent, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity is required to be obtained or made by or with respect to Purchaser in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby to be performed by it.

          5.2.4 Authorization of Shares. The issuance, sale and delivery of the Stock Consideration to Seller has been duly authorized by all requisite corporate action by Purchaser and the Stock Consideration to be issued to Seller, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, free and clear of any Liens and not subject to preemptive or other similar rights of the shareholders of Purchaser.

          5.2.5 Compliance With Law; Permits. Purchaser has complied in all material respects with each Law to which Purchaser or its business, operations, assets, or properties is subject and is not currently in violation in any material respects of any of the foregoing.

          5.2.6 Litigation; Decrees. There are no judicial or administrative actions, proceedings, or investigations pending or, to Purchaser's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement. Except as may be disclosed in the SEC Reports there are no (i) lawsuits, claims, administrative, or other proceedings or investigations relating to the conduct of Purchaser's business pending or, to Purchaser's knowledge, threatened by, against, or affecting Purchaser or (ii) judgments, orders, or decrees of any Governmental Entity binding on Purchaser.

          5.2.7 Capitalization. As set forth in the SEC Reports.

          5.2.8 SEC Reports; Disclosure. Purchaser has provided to Seller a copy of the SEC Reports.

          5.2.9 Financial Statements. The financial statements of Purchaser contained in the SEC Reports (collectively, the "Purchaser Financial Statements") have been prepared in accordance with GAAP consistently applied throughout the periods involved and such Purchaser Financial Statements, including the related notes, fairly present the financial position, assets, and liabilities (whether accrued, absolute, contingent, or otherwise) of Purchaser and its consolidated subsidiaries as of the dates and for the periods indicated; provided, however, that the unaudited interim financial statements included in the Purchaser Financial Statements are subject to normal year-end adjustments (all of which are of a recurring nature and none of which individually or in the aggregate would have a Purchaser Material Adverse Effect. For the purposes of this Agreement, "Purchaser Material Adverse Effect" shall mean any event, circumstance, condition, fact, effect, or other matter which has had or could reasonably be expected to have a material adverse effect on Purchaser's financial condition, prospects, financial projections, or results of operations taken as a whole or (ii) on the ability of Purchaser to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby).

          5.2.10 Absence of Changes. Except as disclosed in the SEC Reports, since September 30, 2005 there has not been any change in the assets, liabilities, financial condition or operating results of Purchaser from that reflected in the Purchaser Financial Statements, except changes in the ordinary course of business that have not created, in the aggregate, a Purchaser Material Adverse Effect.

          5.2.11 Commissions and Finders Fees. Except for Daniels & Associates, neither Purchaser, nor any Person acting on the behalf of Purchaser has agreed to pay a commission, finder's fee, or similar payment in connection with this Agreement or any matter related hereto to any Person.


                                  ARTICLE VI.

                    DOCUMENTS TO BE DELIVERED AT THE CLOSING
                    ----------------------------------------

     6.1 Documents to be Delivered by the Seller. At the Closing, the Seller will deliver or cause to be delivered to Purchaser, the following, at the expense of the Seller and in proper form for recording where appropriate:

          6.1.1 Transfer Documents. Such bills of sale, assignments, general warranty deeds, and other good and sufficient instruments of transfer as Purchaser may reasonably request conveying and transferring to Purchaser title to the Purchased Assets free and clear of all liens and encumbrances except Permitted Liens which shall be in form and substance reasonably satisfactory to Purchaser, on the one hand, and the Seller, on the other hand.

          6.1.2 Certified Resolutions. Certified resolutions of the Boards of Directors or any Shareholders of Seller approving the execution and delivery of this Agreement and the Seller Ancillary Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

          6.1.3 Employment/Consultancy Agreements. Contracts in the form as mutually agreed upon prior to the Closing by all parties, including the applicable individual, will be offered to: (i) Russ Benhardt, (ii) Tim Coble,
(iii) Dick Crock, (iv) Jay Deragon, (v) Silas Nguyen and (vi) Pete Schneider.

          6.1.4 Escrow Agreement. Executed Escrow Agreement between Seller, Purchaser and the Escrow Agent pursuant to which shares of Purchaser stock will be held by the Escrow Agent as part of the Stock Consideration according to the terms of Section 3.1 of the Agreement.

          6.1.5 Good Standing Certificates. Governmental certificates showing that Seller is duly incorporated and in good standing in the state or jurisdiction of its incorporation as applicable, certified as of a date not more than ten days before the Closing Date.

          6.1.6 Lien Searches. Lien Searches for federal and state tax liens, judgment liens, and other liens on standard form of Request for Information (Uniform Commercial Code Form UCC-11) for entries in the name of the Seller (including under any assumed names) completed and certified by the Secretary of State of the State of Tennessee dated no earlier than 20 days prior to Closing Date and showing the absence of any such liens on the Assets (other than Permitted Liens). If any such liens do exist, Seller must provide proof of release of such liens of record.

          6.1.7 Tax Certificates. Any clearance certificates or similar documents that are required by any taxing authority in order to relieve Purchaser of any obligation to withhold any portion of the payments to the Seller pursuant to this Agreement.

          6.1.8 Other Documents. Such additional information and materials as Purchaser shall reasonably request.

     6.2 Documents to be Delivered by Purchaser. At the Closing, Purchaser will deliver to Seller at the expense of Purchaser:

          6.2.1 Purchase Price. A wire transfer to Seller of immediately available funds in the amount of the Cash Consideration as provided in Section
3.1 and an acknowledgement from Purchaser's stock transfer agent of instructions to issue the Stock Consideration.

          6.2.2 Assumption Agreement. Such assumption agreements as Seller may reasonably request relating to Purchaser's assumption of the Assumed Liabilities.

          6.2.3 Certified Resolutions. Certified resolutions of the Board of Directors of Purchaser approving the execution and delivery of this Agreement and the Purchaser Ancillary Documents and authorizing the consummation of the transactions contemplated hereby and thereby.

          6.2.4 Good Standing Certificates. Governmental certificates showing that Purchaser is duly incorporated and in good standing in the State of Nevada, certified as of a date not more than ten days before the Closing Date.

          6.2.5 Employment/Consultancy Agreements. Purchaser will offer to enter into contracts in the form as mutually agreed upon prior to the Closing by all parties, including the applicable individual, with: (i) Russ Benhardt, (ii) Tim Coble, (iii) Dick Crock, (iv) Jay Deragon, (v) Silas Nguyen and (vi) Pete Schneider.

          6.2.6 Release from Daniels & Associates.

          6.2.7 Approval of Budget.

          6.2.8 Other Documents. Such additional information and materials as Seller shall reasonably request.


                                  ARTICLE VII.

                             POST-CLOSING COVENANTS
                             ----------------------

     7.1 Discharge of Business Obligations. From and after the Closing Date, Seller shall pay and discharge, in accordance with past practice but not less than on a timely basis, all obligations and liabilities incurred prior to the Closing Date in respect of the Business, its operations, or the assets and properties used therein (except for the Assumed Liabilities).

     7.2 Maintenance of Books and Records. Seller and Purchaser shall, preserve until the tenth anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the assets or liabilities of the Business, or the operation of the Business, prior to the Closing Date. At the end of such period, such records may then be destroyed no earlier than the 30th day after such notice is given unless another party objects to the destruction, in which case the party seeking to destroy the records shall either agree to retain such records or deliver such records to the objecting party at the objecting party's cost. After the Closing Date, where there is a legitimate purpose, such party shall provide the other parties with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers and employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the assets, liabilities or business of the Business prior to the Closing Date, and the other parties and their representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and provided, further that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors, and representatives will use due care to not disclose such information except to the extent such information (a) is required to be disclosed pursuant to an order or request of a judicial authority or Governmental Entity having competent jurisdiction (provided the party seeking to disclose such information, if not prohibited by such authority or Governmental Entity or applicable Law, provides the other party or parties with reasonable prior notice thereof) or (b) which can be shown to have been generally available to the public other than as a result of a breach of this Section 7.2.

     7.3 Payments Received. After the Closing, Seller and Purchaser will hold and promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including any insurance proceeds, and will account to the other for all such receipts. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of Seller on any check or any other evidences of indebtedness received by Purchaser on account of the Business and the Purchased Assets transferred to Purchaser hereunder.

     7.4 Use of Name. From and after the Closing Date, Seller will sign such consents and take such other action as Purchaser shall reasonably request in order to permit Purchaser to use the name XSVoice, Inc. and variants thereof. From and after the Closing Date, Seller will not itself, and will cause its Subsidiaries not to, use the name XSVoice or any names similar thereto or variants thereof other than for the purpose of conducting the liquidation of its business. Seller is authorized use of the name XSVoice for the sole purpose of liquidation for a period of 120 days. After such time has expired, Seller shall promptly amend its charter or other organizational documents to remove such reference to the name XSVoice.

     7.5 UCC Matters. From and after the Closing Date, Seller will promptly refer all inquiries with respect to ownership of the Purchased Assets or the Business to Purchaser. In addition, Seller will execute such documents and financing and termination statements as Purchaser may request from time to time to evidence transfer of the Purchased Assets to Purchaser and the release of any Liens therefrom.

     7.6 Financial Statements. Seller shall cooperate fully with Purchaser in compiling and providing Purchaser, as promptly as practicable, with such financial statements relating to the Business as may be required by Item 310 of Regulation S-B promulgated under the 1933 Act and the United States Securities Exchange Act of 1934, as amended (the "1934 Act"), in connection with the preparation and filing of any registration statement or periodic report by Purchaser pursuant to the 1933 Act or the 1934 Act, including unqualified opinions thereon of independent public accountants and consents thereof as required by the 1933 Act or the 1934 Act or the rules and regulations thereunder. All audit costs shall be at the expense of Purchaser.

     7.7 Post-Closing Notifications. Purchaser will, and the Seller will comply with any post-Closing notification or other requirements, to the extent then applicable to such party, of any antitrust, trade competition, investment, control, export, or other Law of any Governmental Entity having jurisdiction over Purchaser or Seller, as applicable.

     7.8 Certain Tax Matters. All sales, use, transfer, stamp, conveyance, value added or other similar taxes, duties, excises or governmental charges imposed by any taxing jurisdiction, domestic or foreign ("Transfer Tax"), and all recording or filing fees, notarial fees, and other similar costs of Closing with respect to the transfer of the Purchased Assets or otherwise on account of this Agreement or the transactions contemplated hereby will be borne by the Seller. Seller shall be liable for and pay, and shall indemnify Purchaser against any liability, direct or indirect for, any Taxes imposed on Purchaser or with respect to the Purchased Assets that are attributable to any taxable periods ending on or prior to the Closing Date or with respect to the allocable portion of any taxable period that includes but does not end on the Closing Date. With respect to any non-income Tax imposed on a periodic basis that relates to a taxable period straddling the Closing Date, such Tax shall be prorated to the Closing Date, and the portion allocable prior to the Closing

Date shall be promptly paid or reimbursed by Seller and the portion allocable to the period after the Closing shall be promptly paid or reimbursed by the Purchaser.

     7.9 Insurance. With respect to any loss, liability, or damage relating to, resulting from, or arising out of, the conduct of the Business on or prior to the Closing Date which constitutes an Assumed Liability and for which Seller would be entitled to assert, or cause any Affiliate or other Person to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Seller or Affiliate thereof in respect of the Business or the Purchased Assets, at the request of Purchaser, Seller will use reasonable efforts to assert, or to assist Purchaser to assert, one or more claims under such insurance covering such loss, liability, or damage if Purchaser is not itself entitled to assert such claim but Seller is so entitled. In the case of any damage to or destruction of the Purchased Assets occurring prior to Closing that is covered by insurance maintained by Seller or Affiliate, Seller shall deliver all insurance proceeds realized therefrom to Purchaser at Closing or as soon thereafter as collected by Seller or such Subsidiary or Affiliate.

     7.10 SEC Filings. The Seller shall file, or cause the filing of, or cooperate with the Purchaser to file, as the case may be, any and all forms, schedules, certificates and/or other documents required under any federal or state securities laws, including, but not limited to, Schedule 13D, Schedule 13G, Forms 3 and Forms 4, as the case may be.


                                 ARTICLE VIII.

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     8.1 Survival of Representations, Warranties, and Covenants. The representations and warranties of Seller and of Purchaser contained in this Agreement shall survive for twelve months from the Closing Date. Any claim for indemnification with respect to any of such matters which is not asserted by notice given as herein provided relating thereto within such specified period of survival may not be pursued and is hereby irrevocably waived after such time. Any claim for an Indemnifiable Loss (as hereinafter defined) asserted within such period of survival as herein provided will be timely made for purposes hereof.

     8.2  Limitations on Liability.

          8.2.1 For purposes of this Agreement, (i) "Indemnity Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any Person entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any Person required to provide indemnification under this Agreement, (iv) "Indemnifiable Losses" means any and all damages, losses, liabilities, obligations, costs, and expenses, and any and all claims, demands, or suits (by any Person, including any Governmental Entity), including the costs and expenses of any and all actions, suits, proceedings, demands, assessments, judgments, settlements, and compromises relating thereto and including reasonable attorneys' fees and expenses in connection therewith, and (v) "Third Party Claim" means any claim, action, or proceeding made or brought by any Person who or which is not a party to this Agreement or an Affiliate of a party to this Agreement.

          8.2.2 Notwithstanding any other provision hereof or of any applicable Law, no Indemnitee will be entitled to make a claim against an Indemnifying Party in respect of any breach of a representation or warranty under Sections

8.3.1(a) or 8.3.2(a), unless and until the aggregate amount of claims in respect of breaches of representations and warranties asserted for Indemnifiable Losses under 8.3.1(a)or 8.3.2(a), as applicable, exceeds $10,000, in which event the Indemnitee will be entitled to make a claim against the Indemnifying Party to the extent of the full amount of Indemnifiable Losses. Seller shall not be liable for Indemnifiable Losses pursuant hereto to the extent (but only to the extent) that the aggregate amount thereof exceeds $5,000,000. For purposes of satisfying any Indemnifiable Losses of Purchaser, shares of Stock Consideration in the Escrow Deposit shall have a deemed value determined by the average closing price over the 15 trading days preceding the date of the payment. Indemnity Payments may be paid in cash or in shares held in escrow pursuant to
Section 3.1 of the Agreement.

     8.3  Indemnification.

          8.3.1 Subject to Sections 8.1 and 8.2, Seller agrees to indemnify, defend, and hold harmless Purchaser and their respective Affiliates and directors, officers, partners, employees, agents, and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of:

          (a) any breach of representation or warranty of Seller under the terms of this Agreement and any certificate or other document delivered pursuant hereto;

          (b) any breach or nonfulfillment of any agreement or covenant of Seller under the terms of this Agreement;

          (c) any Retained Liabilities;

          (d) the conduct of the Business or any portion thereof or the use or ownership of any of the Purchased Assets prior to or on the Closing Date, other than the Assumed Liabilities.

          8.3.2 Subject to Section 8.1 and 8.2, Purchaser agrees to indemnify, defend, and hold harmless the Seller and their respect Affiliates and directors, officers, partners, employees, agents, and representatives from and against any and all Indemnifiable Losses to the extent relating to, resulting from, or arising out of:

          (a) any breach of representation or warranty of Purchaser under the terms of this Agreement and any certificate or other document delivered pursuant hereto;

          (b) any breach or nonfulfillment of any agreement or covenant of Purchaser under the terms of this Agreement;

          (c) any Assumed Liabilities; and

          (d) the conduct of the Business or any portion thereof or use or ownership of any of the Purchased Assets after the Closing Date or the other activities of the Purchaser.

     8.4  Defense of Claims.

          8.4.1 If any Indemnitee receives notice of assertion or commencement of any Third Party Claim against such Indemnitee with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 calendar days after receipt of such notice of such Third Party Claim. Such notice will describe the Third Party Claim in reasonable detail, will include copies of all material written evidence thereof, and will indicate the estimated amount, if reasonably practicable, of the Indemnifiable Loss that has been or may be sustained by the Indemnitee. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnitee, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnitee), and the Indemnitee will cooperate in good faith in such defense.

          8.4.2 If, within ten calendar days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 8.4.1, an Indemnitee receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such Third Party Claim as provided in the last sentence of Section 8.4.1, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days after receiving written notice from the Indemnitee that the Indemnitee believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not undertaken fully to indemnify the Indemnitee in respect of all Indemnifiable Losses relating to the matter, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnitee for which the Indemnitee is not entitled to indemnification hereunder. A failure to give timely notice or to include any specified information in any notice as provided in Sections 8.4.1 or 8.4.2 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was actually and materially prejudiced in its defense of such claim by the failure to receive timely notice.

          8.4.3 The Indemnifying Party will have 30 calendar days within which to respond in writing to any claim by an Indemnitee on account of an Indemnifiable Loss which does not result from a Third Party Claim (a "Direct Claim"). If the Indemnifying Party does not so respond within such 30 calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this
Article VIII.


                                  ARTICLE IX.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     9.1 Arbitration. Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, or the breach, termination or validity thereof, shall be finally determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The seat of the arbitration shall be Charlotte, North Carolina. The arbitration shall be administered by the American Arbitration Association.

     9.2 Specific Performance. The parties recognize that if the Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Purchaser for its injuries. Purchaser shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement. If any action is brought by Purchaser to enforce this Agreement, Seller shall waive the defense that there is an adequate remedy at law. In the event of a default by Seller which results in the filing of a lawsuit for damages, specific performance, or other remedies, Purchaser shall be entitled to reimbursement by Seller of reasonable legal fees and expenses incurred by it.

     9.3 Notices. All notices and other communications required or permitted hereunder will be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or facsimile number specified below:

          (a) If to Seller, to:

          XSVoice, Inc.
          25 Century Boulevard, #601
          Nashville, TN 37214
          Facsimile No.: _____________
          Attention: Jay Deragon Title: Chairman

          with a copy to, which  shall not constitute notice:

          Lassiter, Tidwell & Hildebrand, PLLC
          1850 One Nashville Place
          150 Fourth Avenue, North
          Nashville, Tennessee 37219-2408
          Facsimile No.:(615) 242-4214
          Attention: Randle S. Davis, Esq.

          (b) If to Purchaser, to:

          UpSnap, Inc.
          134 Jackson Street, Suite 203
          P.O. Box 2399
          Davidson, North Carolina 28036
          Tel. No.: (919) 412-8132
          Facsimile No.: _________________
          Attention: Tony Phillipp
          Title: Chief Executive Officer
          with a copy to, which shall not constitute notice:

          Thelen Reid & Priest LLP
          875 Third Avenue
          New York, New York 10022
          Facsimile No.: 212.603.2001
          Attention:  Gregory Katz, Esq.

     or to such other address or facsimile number as any such party may from time to time designate as to itself by like notice.

     9.4 Expenses. Except as otherwise expressly provided herein, the Seller will pay any expenses incurred by them incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein. Purchaser will pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein. In any action to enforce any of the terms of this Agreement, the prevailing party in such action shall be entitled to recover its attorneys' fees and costs.

     9.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party which shall not be unreasonably withheld; provided, however, that (a) nothing in this Agreement is intended to limit Purchaser's ability to sell or to transfer any or all of the Purchased Assets following the Closing Date, (b) Purchaser may assign or delegate to any direct or indirect wholly-owned subsidiary of Purchaser the right to acquire part or all of the Purchased Assets and its obligation to assume any Assumed Liabilities in connection therewith, and (c) Purchaser may make a collateral assignment of its rights under this Agreement to any lender who provides funds to Purchaser for the acquisition of the Purchased Assets. Seller shall execute acknowledgements of such assignment(s) and collateral assignments in such forms as Purchaser or Purchaser's lender(s) may from time to time reasonably request. In the event of such a proposed assignment by Purchaser, the provisions of this Agreement shall inure to the benefit of and be binding upon Purchaser's assigns.

     9.6 Waiver. Purchaser and Seller by written notice to the other may (a) extend the time for performance of any of the obligations of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered in connection herewith, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies, or compliance or waiver or modification of performance with respect to its (or any of its Affiliates) representations, warranties, conditions, or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties, conditions, or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and any other documents and instruments delivered pursuant hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer, or representative thereof) relating to the matters contemplated hereby. This Agreement (together with the Exhibits and Schedules hereto and any other documents and instruments delivered pursuant hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates or any other person with respect to the subject matter of this Agreement except as expressly set forth herein. Each party hereby acknowledges that no other party or any other person or entity has made any promises, warranties, understandings or representations whatsoever, express or implied, not contained in this Agreement and acknowledges that it has not executed this Agreement in reliance upon any such promises, representations, understandings or warranties not contained herein. There are no promises, covenants or undertakings other than those expressly set forth or provided for in this Agreement.

     9.8 Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by the parties hereto.

     9.9 Rights of the Parties. Except as provided in Articles II and VIII or in Section 9.4, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     9.10 Brokers. Purchaser shall indemnify and hold harmless the Seller, and Seller shall indemnify and hold harmless Purchaser, from and against any liability, claim, loss, damage, or expense incurred by Purchaser or by the Seller, respectively, relating to any fees or commissions owed to any broker, finder, or financial advisor as a result of actions taken by Purchaser or by the Seller, respectively, in connection with this Agreement or the transactions contemplated hereby.

     9.11 Further Assurances. From time to time, as and when requested by either party, the other party will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

     9.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee applicable to contracts made and to be performed entirely in the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

     9.13 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction to the greatest extent possible to carry out the intentions of the parties hereto.

     9.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

     9.15 Titles and Headings. Titles and headings to articles and sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     9.16 Passage of Title and Risk of Loss. Legal title, equitable title, and risk of loss with respect to the Purchased Assets will not pass to Purchaser until such Purchased Assets are transferred at the Closing, which transfer, once it has occurred, will be deemed effective for tax, accounting, and other computational purposes as of 11:59 P.M. (Nashville, TN Time) on the Closing Date.

     9.17 Certain Interpretive Matters and Definitions.

          9.17.1 Unless the context otherwise requires, (i) all references to Sections, Articles, Schedules, or Exhibits are to Sections, Articles, Schedules, or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (iv) "or" shall mean "and/or," (v) words in the singular include the plural and vice versa, (vi) "affiliate" or "Affiliate" has the meaning given to such term in Rule 12b-2 of Regulation 12B under the 1934 Act, (vii) words of any gender shall include each other gender, (viii) "include," "including," and their derivatives shall mean "including without limitation," and (ix) "person" or "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, or other form of business or legal entity or Governmental Entity. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

          9.17.2 No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which either such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             XSVOICE, INC.

                                             By:    /s/  Russ Benhardt
                                                --------------------------------
                                             Name:  Russ Benhardt
                                             Title: Chief Executive Officer


                                             UPSNAP, INC.

                                             By:    /s/  Tony Philipp
                                                --------------------------------
                                             Name:  Tony Philipp
                                             Title: Chief Executive Officer